Miami International Holdings Reports Third Quarter 2026 Results • Q3 Net revenue of $131 million (+20% YoY) • Q3 GAAP diluted EPS of $0.47; Adjusted diluted EPS of $0.45 • Q3 Adjusted EBITDA of $71 million (+47% YoY); Adjusted EBITDA margin of 54% (+>1,000 bps YoY) • Updates full-year 2026 expense guidance PRINCETON, N.J. and MIAMI – October 29, 2026 – Miami International Holdings, Inc. (MIAX or MIH) (NYSE: MIAX), a technology-driven leader in building and operating regulated financial markets across multiple asset classes, today announced financial results for the third quarter of 2026. MIAX delivered strong financial results in Q3 2026. Total net revenue grew 20% year-over-year to $131.0 million, adjusted EBITDA increased 47% to $70.8 million, and adjusted EBITDA margin was 54%. Adjusted diluted earnings per share was $0.45. The company’s options business posted a 15% year-over-year increase in average daily volume to 11.1 million contracts. “MIAX’s lean, high-margin operating model enabled us to deliver strong revenue growth and margin expansion in the third quarter,” said Thomas P. Gallagher, Chairman and Chief Executive Officer of MIAX. “Net revenue grew 20% year-over-year and options market share increased to 17.4%. Adjusted expenses came in below last year’s level and adjusted EBITDA margin expanded by more than 1,000 basis points.” Mr. Gallagher added: “Our next growth phase is underway, with Bloomberg index futures now available on NinjaTrader and four fertilizer futures contracts recently launched in response to clear member interest. With a strong balance sheet and the technology, licenses and customer relationships to compete in a fast-changing market, MIAX remains well-positioned to deliver long-term value for our shareholders.” Third Quarter 2026 Highlights All figures are compared to the third quarter of 2025 unless otherwise stated. • Net revenue, defined as revenues less cost of revenues, grew 20%, or $21.5 million, to $131.0 million, compared to $109.5 million in the prior-year period. The increase was primarily driven by strong options business performance, including increased industry volumes and higher non-transaction revenue. • Total operating expenses were $83.8 million, compared to $109.8 million in the prior-year period. The decrease was primarily due to initial public offering (IPO) related expense in 2025. • Total adjusted operating expenses of $60.3 million decreased 2% compared to the prior-year period. • Operating income was $47.2 million, compared to an operating loss of $0.3 million in the prior-year period. • GAAP net income was $52.5 million, compared to a net loss of $102.1 million in the prior-year period. • Adjusted earnings increased 25% to $50.1 million, compared to $39.9 million in the prior-year period. • Adjusted EBITDA increased 47% to $70.8 million, compared to $48.0 million in the prior-year period, driven primarily by strong growth in net revenues. • Adjusted EBITDA margin expanded to 54% from 44% in the prior-year period. • Diluted EPS of $0.47 compared to $(1.46) in the prior-year period. • Adjusted diluted EPS of $0.45 compared to $0.42 in the prior-year period. October 29, 2026 1

Third Quarter 2026 Business Updates

- MIAX options exchanges reached average daily volume of 11.1 million contracts in the third quarter of 2026, a 15.2% year-over-year (YoY) increase.
- MIAX options exchanges achieved market share of 17.4% in the third quarter of 2026, compared to 17.2% in the prior year period.
- MIAX options exchange revenue per contract declined 4.9% YoY to $0.098.

Summary of Selected Unaudited Condensed Consolidated Financial Results
($000, except per share amounts and percentages)

Consolidated Third Quarter Results		**3Q26** September 30, 2026		**3Q25** September 30, 2025	**Change**
Total revenues less cost of revenues ("Net revenue")	$	131,009	$	109,483	20%
Operating income (loss)	$	47,204	$	(305)	*
Net income (loss) attributable to MIH stockholders	$	52,472	$	(102,080)	*
Diluted EPS	$	0.47	$	(1.46)	*
Adjusted earnings**	$	50,056	$	39,947	25%
Adjusted diluted EPS**	$	0.45	$	0.42	7%
EBITDA**	$	67,635	$	(93,941)	*
Adjusted EBITDA**	$	70,809	$	48,019	47%
Adjusted EBITDA margin %***		54%		44%	23%

** Not meaningful*

*** Reconciliation of non-GAAP results is included in the tables below. See "Non-GAAP Financial Information" below.*

**** Adjusted EBITDA margin represents adjusted EBITDA divided by net revenue.*

Segment Results
($000)

Net Revenue by Business Segment		**3Q26** September 30, 2026		**3Q25** September 30, 2025	**Change**
Options	$	112,586	$	94,499	19%
Equities		6,660		4,352	53%
Futures		4,978		4,786	4%
International		6,139		5,533	11%
Corporate/Other		646		313	106%
Total	**$**	**131,009**	**$**	**109,483**	20%

Options

- Net revenue grew 19% to $112.6 million, compared to $94.5 million in the prior-year period. Growth was primarily driven by both net transaction fees and non-transaction fees. Net transaction fees increased due to higher industry volume, and higher market share, partially offset by lower revenue per contract (RPC). Higher non-transaction fees were primarily driven by increased member connections, and 2026 fee increases.

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• Operating income increased 44% to $73.9 million, compared to $51.4 million in the prior year period. Growth was primarily due to higher net revenues, and lower expenses as the prior-year period included accelerated share-based compensation expenses. • Adjusted EBITDA grew 25% to $86.5 million, compared to $69.1 million in the prior-year period. Equities • Net revenue grew 53% to $6.7 million, compared to $4.4 million in the prior-year period. The increase was primarily due to higher net transaction fees from improved capture. • Operating loss of $2.9 million in the third quarter, compared to an operating loss of $4.9 million in the prior-year period. Growth was primarily due to higher net revenues. • Adjusted EBITDA of $1.0 million, compared to ($0.9) million in the prior-year period. Futures • Net revenue was $5.0 million, compared to $4.8 million in the prior-year period. Net transaction fees were relatively flat as increases in agricultural future revenues were offset by inverted financial futures revenue. • Operating loss was $12.2 million, compared to an operating loss of $18.5 million in the prior year period. Growth was primarily due to lower expenses as the prior-year period included accelerated share-based compensation expenses. • Adjusted EBITDA of ($8.4) million, compared to ($9.6) million in the prior-year period. International • Net revenue was $6.1 million, compared to $5.5 million in the prior-year period. The increase was primarily due to increased total listed securities by The International Stock Exchange Group Limited (TISE). • Operating income was $1.3 million, compared to $0.8 million in the prior-year period. The increase was primarily due to increased net revenue. • Adjusted EBITDA of $2.3 million, compared to $1.7 million in the prior-year period. Capital and Liquidity • As of September 30, 2026, MIAX had cash and cash equivalents of $698.9 million and total debt of $1.5 million. FY 2026 Guidance The company is updating full year 2026 expense guidance and now expects: • Adjusted operating expenses, which exclude share-based compensation, depreciation and amortization, litigation and litigation settlement expenses, and provision for notes receivable in a range between $254 million and $257 million, down from previous guidance of between $260 million and $270 million; • Share-based compensation expense in a range between $30 million and $32 million, compared to previous guidance of between $29 million and $32 million; • Capital expenditures, including capitalization of internally developed software, in a range between $43 million and $46 million, compared to previous guidance of between $40 million and $45 million; • Depreciation and amortization expense in a range between $36 million and $38 million, compared to previous guidance of between $35 million and $39 million; • Adjusted effective tax rate post valuation allowance release in a range between 26% and 28%, compared to previous guidance of between 27% and 29%. 3

Webcast and Conference Call MIAX will host a webcast and conference call to review its third quarter financial results today, October 29, 2026 at 5:00 p.m. ET. Participants can access the call at 866-652-5200 (International dial-in 412-317-6060) or access the webcast on the Investor Relations section of MIAX’s website at ir.miaxglobal.com. A webcast recording and corresponding presentation will be archived under Events & Presentations at the above link following the event. Non-GAAP Financial Information Adjusted earnings, a non-GAAP financial measure, is defined as net income (loss) attributable to MIH adjusted for share-based compensation, investment gain/loss, litigation costs and settlement, acquisition-related costs, change in fair value of puttable warrants issued with debt, change in fair value of puttable common stock, gain on sale of business, unrealized gain/loss on derivative and digital assets, loss on sale of intangible asset, impairment charges, warrant modifications, one time IPO payments, loss on extinguishment of debt, provision for notes receivable, and non-GAAP tax adjustments. Adjusted EBITDA, a non-GAAP financial measure, is defined as net income (loss) attributable to MIH adjusted for interest expense and amortization of debt discount costs, interest income, income tax provision and depreciation and amortization, share-based compensation, investment gain/loss, litigation costs and settlement, acquisition- related costs, change in fair value of puttable warrants issued with debt, change in fair value of puttable common stock, gain on sale of business, unrealized gain/loss on derivative and digital assets, loss on sale of intangible asset, impairment charges, warrant modifications, one time IPO payments, loss on extinguishment of debt, and provision for notes receivable. Adjusted EBITDA margin, a non-GAAP financial measure, is defined as adjusted EBITDA divided by revenues less cost of revenues. Adjusted diluted EPS, a non-GAAP financial measure, is defined as adjusted earnings divided by diluted weighted average shares outstanding used for adjusted diluted earnings per share (which includes the impact of anti- dilutive securities on a GAAP basis). Certain components of the guidance given in this presentation with respect to our financial performance for the full year of 2026 are provided on a non-GAAP basis only without providing the most comparable guidance on a GAAP basis or a quantitative reconciliation to guidance provided on a GAAP basis. Information is presented in this manner because the preparation of such guidance on a GAAP basis and such reconciliation could not be accomplished without unreasonable efforts. The company does not have access to certain information that would be necessary to provide such guidance on a GAAP basis or such reconciliation, including non-recurring items that are not indicative of the company’s ongoing operations. The company does not believe that this information is likely to be significant to an assessment of the company’s ongoing operations. For a reconciliation of our non-GAAP results to our GAAP results, see the tables below. About MIAX Miami International Holdings, Inc. (NYSE: MIAX) is a technology-driven leader in building and operating regulated financial markets across multiple asset classes and geographies. MIAX® operates eight exchanges across options, futures, equities and international markets including MIAX Options®, MIAX Pearl®, MIAX Emerald®, MIAX Sapphire®, MIAX Pearl Equities™, MIAX Futures®, The Bermuda Stock Exchange, and The International Stock Exchange (TISE). MIAX also owns Dorman Trading, a full-service Futures Commission Merchant and Notice Registered Broker-Dealer with the National Futures Association for purposes of facilitating transactions of security futures. To learn more about MIAX please visit www.miaxglobal.com. 4

Disclaimer and Cautionary Note Regarding Forward-Looking Statements This press release contains forward-looking statements, including forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements describe future expectations, plans, results, or strategies and are generally preceded by words such as "may," "future," "plan" or "planned," "will" or "should," "expect," "anticipates," "eventually" or "projected." You are cautioned that such statements are based on management’s current expectations and are subject to a multitude of risks and uncertainties that could cause future circumstances, events, or results to differ materially from those projected in the forward-looking statements, including the risks that actual results may differ materially from those projected in the forward-looking statements. Additional risks and uncertainties that may cause actual results to differ materially include the risks and uncertainties listed in MIAX’s public filings with the Securities and Exchange Commission. In providing forward-looking statements, the company is not undertaking any duty or obligation to update these statements publicly as a result of new information, future events or otherwise. All third-party trademarks (including logos and icons) referenced by the company remain the property of their respective owners. Unless specifically identified as such, the company’s use of third-party trademarks does not indicate any relationship, sponsorship, or endorsement between the owners of these trademarks and the company. Any references by the company to third-party trademarks is to identify the corresponding third-party goods and/or services and shall be considered nominative fair use under the trademark law. Contacts: Investors John T. Williams investor.relations@miaxglobal.com Media Andy Nybo media@miaxglobal.com 5

Miami International Holdings, Inc. and Subsidiaries
Condensed Consolidated Statements of Operations (Unaudited)
Three and Nine Months Ended September 30, 2026 and 2025
($000, except share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,	
	2026	2025	2026	2025
Revenues:				
Transaction and clearing fees	$ 316,420	$ 292,814	$ 963,714	$ 868,257
Access fees	36,949	27,096	105,247	77,285
Market data fees	13,877	10,730	39,038	30,625
Other revenue	8,937	9,138	25,503	18,472
Total revenues	376,183	339,778	1,133,502	994,639
Cost of revenues:				
Liquidity payments	206,313	217,286	636,472	606,983
Brokerage, clearing, and exchange fees	14,212	11,612	45,849	42,547
Section 31 fees	23,028	—	46,004	35,225
Other cost of revenues	1,621	1,397	4,462	3,855
Total cost of revenues	245,174	230,295	732,787	688,610
Revenues less cost of revenues	131,009	109,483	400,715	306,029
Operating expenses:				
Compensation and benefits	40,286	68,753	125,642	146,734
Information technology and communication costs	9,601	9,290	29,286	25,689
Depreciation and amortization	9,453	8,229	26,319	21,337
Occupancy costs	2,938	3,568	9,158	9,018
Professional fees and outside services	15,386	10,807	38,241	30,159
Marketing and business development	1,249	759	5,409	2,077
Acquisition-related costs	—	—	—	2,901
Litigation settlement	—	—	30,000	—
General, administrative, and other	4,892	8,382	15,691	18,835
Total operating expenses	83,805	109,788	279,746	256,750
Operating income (loss)	47,204	(305)	120,969	49,279
Non-operating (expense) income:				
Change in fair value of puttable common stock	—	(338)	—	(2,229)
Change in fair value of puttable warrants issued with debt	—	(255)	—	(1,172)
Interest income	5,941	2,658	15,581	5,371
Interest expense and amortization of debt issuance costs	(42)	(3,378)	(131)	(12,710)
Loss on sale of intangible asset	—	—	—	(2,054)
Unrealized gain (loss) on derivative and digital assets	9,797	7,979	6,919	(39,039)
Loss on debt extinguishment	—	(107,656)	—	(107,656)
Gain on sale of business	—	—	50,570	—
Other, net	1,181	(1,595)	(998)	10,765
Income (loss) before income tax provision	64,081	(102,890)	192,910	(99,445)
Income tax benefit (expense)	(11,609)	810	73,994	(528)
Net income (loss) attributable to Miami International Holdings, Inc.	$ 52,472	$ (102,080)	$ 266,904	$ (99,973)
Weighted-average shares of common stock outstanding				
Basic	99,113,041	70,128,197	95,430,903	66,168,315
Diluted	110,799,280	70,128,197	110,249,406	66,168,315
Net income (loss) per share attributable to common stock				
Basic	$ 0.53	$ (1.46)	$ 2.80	$ (1.51)
Diluted	$ 0.47	$ (1.46)	$ 2.42	$ (1.51)

6

Miami International Holdings, Inc. and Subsidiaries
Condensed Consolidated Balance Sheets (Unaudited)
September 30, 2026 and December 31, 2025
($000, except share and per share amounts)

	September 30, 2026	December 31, 2025
Assets		
Current assets:		
Cash and cash equivalents	$ 698,854	$ 433,648
Cash and securities segregated under federal and other regulations	26,797	27,618
Accounts receivable, net	95,949	98,107
Restricted cash	13,667	6,005
Clearing house performance bonds and guarantee funds	93,062	70,078
Receivables from broker-dealers, futures commission merchants, and clearing organizations	152,509	133,533
Current portion of derivative assets	8,554	6,017
Other current assets	40,298	39,232
Assets held for sale	—	40,976
Total current assets	1,129,690	855,214
Investments	28,850	19,180
Fixed assets, net	59,520	46,854
Internally developed software, net	36,667	36,333
Goodwill	62,000	62,211
Other intangible assets, net	168,947	170,774
Deferred tax asset, net	63,787	—
Derivative assets, net of current portion	—	5,114
Other assets, net	68,679	63,745
Total assets	$ 1,618,140	$ 1,259,425
Liabilities and Stockholders' Equity		
Current liabilities:		
Accounts payable and other liabilities	$ 73,438	$ 69,780
Accrued compensation payable	36,201	39,412
Current portion of long-term debt	1,517	1,508
Deferred transaction revenues	8,960	9,572
Clearing house performance bonds and guarantee funds	92,562	69,578
Payables to customers	152,070	144,641
Payables to clearing organizations	—	11
Liabilities held for sale	—	2,758
Total current liabilities	364,748	337,260
Deferred income taxes	10,877	22,386
Other non-current liabilities	22,229	18,762
Total liabilities	397,854	378,408
Commitments and contingencies	—	—
Stockholders' equity:		
Common stock - voting and nonvoting, par value $0.001 (600,000,000 authorized (400,000,000 voting, 200,000,000 nonvoting)); 100,758,991 issued and 99,945,378 outstanding common stock at September 30, 2026 and 85,890,086 issued and 85,536,287 outstanding common stock at December 31, 2025	100	86
Common stock in treasury, at cost, 813,613 shares at September 30, 2026 and 353,799 shares at December 31, 2025	(27,229)	(8,232)
Additional paid-in capital	1,614,769	1,522,143
Accumulated deficit	(365,435)	(632,339)
Accumulated other comprehensive loss, net	(1,919)	(641)
Total stockholders' equity	1,220,286	881,017
Total liabilities and stockholders' equity	$ 1,618,140	$ 1,259,425

7

Reconciliation of Net Income (Loss) to EBITDA and Adjusted EBITDA

The following table is a reconciliation of net income (loss) allocated to common stockholders to EBITDA and adjusted EBITDA by segment ($000):

	Three Months Ended September 30, 2026					
	Options	Equities	Futures	International	Corporate / Other	Total
Net income (loss) allocated to common stockholders	$ 74,112	$ (2,874)	$ (9,999)	$ 11,295	$ (20,062)	$ 52,472
Interest expense and amortization of debt issuance costs	—	—	—	—	42	42
Interest income	(213)	—	(261)	(222)	(5,245)	(5,941)
Income tax expense	—	—	—	69	11,540	11,609
Depreciation and amortization	4,626	1,601	2,087	521	618	9,453
EBITDA	78,525	(1,273)	(8,173)	11,663	(13,107)	67,635
Share-based compensation(1)	3,086	669	1,605	384	1,795	7,539
Investment gain (loss)(2)	—	—	(1,811)	—	724	(1,087)
Litigation costs(3)	188	—	—	—	63	251
Unrealized gain on derivative and digital assets(4)	—	—	—	(9,797)	—	(9,797)
Provision for notes receivable(5)	4,694	1,574	—	—	—	6,268
Adjusted EBITDA	$ 86,493	$ 970	$ (8,379)	$ 2,250	$ (10,525)	70,809

(1) Share-based compensation represents expenses associated with stock options of $3.3 million, restricted stock awards of $1.0 million, restricted stock units of $3.3 million, and warrants of less than $0.1 million that have been granted to employees, directors and service providers. The 2026 expense of $7.5 million is made up of $6.4 million to employees within compensation and benefits, $0.2 million to service providers within professional fees and outside services, and $0.9 million to directors within general, administrative, and other.

(2) Investment gain of $1.1 million represents an unrealized gain on marketable equity securities.

(3) Litigation costs associated with litigation related to the Nasdaq matter.

(4) Reflects the aggregate unrealized gain resulting from the mark-to-market valuation of digital assets related to unlocked Pyth tokens and derivative assets related to the 125 million Pyth tokens that remain locked by the Pyth Network as of September 30, 2026.

(5) Represents provision for certain CAT costs that are no longer expected to be recoverable.

	Three Months Ended September 30, 2025					
	Options	Equities	Futures	International	Corporate / Other	Total
Net income (loss) allocated to common stockholders	$ 51,846	$ (4,858)	$ (18,426)	$ 8,477	$ (139,119)	$ (102,080)
Interest expense and amortization of debt issuance costs	—	—	36	—	3,342	3,378
Interest income	(482)	—	(207)	(111)	(1,858)	(2,658)
Income tax (benefit) expense	—	—	—	396	(1,206)	(810)
Depreciation and amortization	3,826	1,570	1,692	435	706	8,229
EBITDA	55,190	(3,288)	(16,905)	9,197	(138,135)	(93,941)
Share-based compensation(1)	13,322	2,399	7,103	511	5,763	29,098
Investment loss(2)	—	—	239	—	—	239
Litigation costs(3)	608	—	—	—	203	811
Change in fair value of puttable warrants issued with debt(4)	—	—	—	—	255	255
Change in fair value of puttable common stock(5)	—	—	—	—	338	338
Impairment charges(6)	—	—	—	—	1,978	1,978
Unrealized gain on derivative and digital assets(7)	—	—	—	(7,979)	—	(7,979)
One time IPO payments(8)	—	—	—	—	8,048	8,048
Warrant modifications(9)	—	—	—	—	1,516	1,516
Loss on extinguishment of debt(10)	—	—	—	—	107,656	107,656
Adjusted EBITDA	$ 69,120	$ (889)	$ (9,563)	$ 1,729	$ (12,378)	$ 48,019

(1) Share-based compensation represents expenses associated with stock options of $3.7 million, restricted stock awards of $25.1 million and warrants of $0.3 million that have been granted to employees, directors and service providers. The 2025 expense of $29.1 million is made up of $27.8 million to employees within compensation and benefits, $0.9 million to service providers within professional fees and outside services, and $0.4 million to directors within general, administrative, and other.

(2) Investment loss of $0.2 million represents an unrealized loss on available for sale marketable equity securities.

(3) Litigation costs are associated with litigation related to the Nasdaq matter.

8

(4) The change in fair value of warrants issued with debt represents the change in fair value of outstanding puttable warrants issued in connection with the issuance of the 2029 Senior Secured Term Loan. The right to put warrants terminated upon completion of the IPO in August 2025. (5) The change in fair value of puttable common stock represents the change in fair value of outstanding puttable common stock issued in connection with the Company’s ERPs I and II that had an associated put right which required the Company to repurchase a certain percentage of the fair market value of the award upon exercise. The right to put shares terminated upon completion of the IPO in August 2025. (6) Impairment charges of $2.0 million related to owned land and building impairments. (7) Reflects the unrealized gain resulting from the mark-to-market valuation of the 250 million Pyth tokens that remain locked by the Pyth Network as of September 30, 2025. (8) One time IPO bonuses paid to certain employees and termination payments to former directors. (9) Represents expense recognized upon the extension of expiration date of certain warrants. (10) Represents write-off of the unamortized debt discount and issuance costs and payment of prepayment premium related to the repayment of the 2029 Senior Secured Term Loan. 9

Segment Operating Results

The following sets forth our results of operations by segment ($000):

	Three Months Ended September 30, 2026					
	Options	Equities	Futures	International	Corporate / Other	Total
Revenues:						
Transaction and clearing fees	$ 274,261	$ 22,788	$ 19,300	$ 71	$ —	$ 316,420
Access fees	32,689	3,824	455	38	(57)	36,949
Market data fees	10,211	2,082	1,512	80	(8)	13,877
Other revenue	125	—	2,505	5,950	357	8,937
Total revenues	317,286	28,694	23,772	6,139	292	376,183
Cost of revenues:						
Liquidity payments	185,334	16,862	4,117	—	—	206,313
Brokerage, clearing, and exchange fees	1,325	185	12,702	—	—	14,212
Section 31 fees	18,041	4,987	—	—	—	23,028
Other cost of revenues(1)	—	—	1,975	—	(354)	1,621
Total cost of revenues	204,700	22,034	18,794	—	(354)	245,174
Revenues less cost of revenues	112,586	6,660	4,978	6,139	646	131,009
Operating expenses:						
Compensation and benefits	18,589	3,909	9,476	2,566	5,746	40,286
Information technology and communication costs	4,359	1,608	2,763	595	276	9,601
Depreciation and amortization	4,626	1,601	2,087	521	618	9,453
Occupancy costs	1,439	186	449	240	624	2,938
Professional fees and outside services	7,552	1,813	517	268	5,236	15,386
Marketing and business development	145	41	849	74	140	1,249
General, administrative, and other	1,977	376	1,002	530	1,007	4,892
Total operating expenses	38,687	9,534	17,143	4,794	13,647	83,805
Operating income (loss)	73,899	(2,874)	(12,165)	1,345	(13,001)	47,204
Non-operating (expense) income:						
Interest income	213	—	261	222	5,245	5,941
Interest expense and amortization of debt issuance costs	—	—	—	—	(42)	(42)
Unrealized gain on derivative and digital assets	—	—	—	9,797	—	9,797
Other, net	—	—	1,905	—	(724)	1,181
Income (loss) before income tax provision	74,112	(2,874)	(9,999)	11,364	(8,522)	64,081
Income tax expense	—	—	—	(69)	(11,540)	(11,609)
Net income (loss) attributable to Miami International Holdings, Inc.	$ 74,112	$ (2,874)	$ (9,999)	$ 11,295	$ (20,062)	$ 52,472

(1) Futures segment includes $0.4 million related to access fees, $0.6 million related to market data fees, and $1.0 million related to other revenue. Corporate / Other segment includes $(0.4) million related to other revenue.

10

	Three Months Ended September 30, 2025					
	Options	Equities	Futures	International	Corporate / Other	Total
Revenues:						
Transaction and clearing fees	$ 245,406	$ 31,899	$ 15,424	$ 85	$ —	$ 292,814
Access fees	23,076	3,761	275	41	(57)	27,096
Market data fees	7,011	2,368	1,279	80	(8)	10,730
Other revenue	1,047	—	2,386	5,327	378	9,138
Total revenues	276,540	38,028	19,364	5,533	313	339,778
Cost of revenues:						
Liquidity payments	180,950	33,470	2,866	—	—	217,286
Brokerage, clearing, and exchange fees	1,091	206	10,315	—	—	11,612
Section 31 fees	—	—	—	—	—	—
Other cost of revenues[1]	—	—	1,397	—	—	1,397
Total cost of revenues	182,041	33,676	14,578	—	—	230,295
Revenues less cost of revenues	94,499	4,352	4,786	5,533	313	109,483
Operating expenses:						
Compensation and benefits	27,373	4,712	16,574	2,720	17,374	68,753
Information technology and communication costs	3,896	1,819	2,653	663	259	9,290
Depreciation and amortization	3,826	1,570	1,692	435	706	8,229
Occupancy costs	1,807	227	703	259	572	3,568
Professional fees and outside services	4,189	514	265	305	5,534	10,807
Marketing and business development	150	36	326	99	148	759
General, administrative, and other	1,894	332	1,109	269	4,778	8,382
Total operating expenses	43,135	9,210	23,322	4,750	29,371	109,788
Operating income (loss)	51,364	(4,858)	(18,536)	783	(29,058)	(305)
Non-operating (expense) income:						
Change in fair value of puttable warrants issued with debt	—	—	—	—	(255)	(255)
Change in fair value of puttable common stock	—	—	—	—	(338)	(338)
Interest income	482	—	207	111	1,858	2,658
Interest expense and amortization of debt issuance costs	—	—	(36)	—	(3,342)	(3,378)
Loss on extinguishment of debt	—	—	—	—	(107,656)	(107,656)
Unrealized gain on derivative and digital assets	—	—	—	7,979	—	7,979
Other, net	—	—	(61)	—	(1,534)	(1,595)
Income (loss) before income tax provision	51,846	(4,858)	(18,426)	8,873	(140,325)	(102,890)
Income tax benefit (expense)	—	—	—	(396)	1,206	810
Net income (loss) attributable to Miami International Holdings, Inc.	$ 51,846	$ (4,858)	$ (18,426)	$ 8,477	$ (139,119)	$ (102,080)

(1) Includes $0.4 million related to access fees, $0.4 million related to market data fees, and $0.7 million related to other revenue.

The following summarizes revenues less cost of revenues, operating expenses, operating income (loss), adjusted EBITDA and adjusted EBITDA margin for our business segments ($000, except percentages):

	Options			Equities		
	Three Months Ended September 30,		Percent	Three Months Ended September 30,		Percent
	2026	2025	Change	2026	2025	Change
Revenues less cost of revenues	$ 112,586	$ 94,499	19.1 %	$ 6,660	$ 4,352	53.0 %
Operating expenses	38,687	43,135	(10.3)%	9,534	9,210	3.5 %
Operating income (loss)	$ 73,899	$ 51,364	43.9 %	$ (2,874)	$ (4,858)	*
Adjusted EBITDA[1]	$ 86,493	$ 69,120	25.1 %	$ 970	$ (889)	*
Adjusted EBITDA margin[2]	76.8 %	73.1 %		14.6 %	*	

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	Futures			International		
	Three Months Ended September 30,		Percent	Three Months Ended September 30,		Percent
	2026	2025	Change	2026	2025	Change
Revenues less cost of revenues	$ 4,978	$ 4,786	4.0 %	$ 6,139	$ 5,533	11.0 %
Operating expenses	17,143	23,322	(26.5)%	4,794	4,750	0.9 %
Operating income (loss)	$ (12,165)	$ (18,536)	*	$ 1,345	$ 783	71.8 %
Adjusted EBITDA(1)	$ (8,379)	$ (9,563)	*	$ 2,250	$ 1,729	30.1 %
Adjusted EBITDA margin(2)	*	*		36.7 %	31.2 %	

* Not meaningful

(1) See Reconciliation of Net income (loss) to EBITDA and Adjusted EBITDA above.
(2) Adjusted EBITDA margin represents adjusted EBITDA divided by revenues less cost of revenues.

Reconciliations of GAAP Net Income (Loss) to Adjusted Earnings

The following table is a reconciliation of net income (loss) allocated to common stockholders to adjusted earnings ($000):

	Three Months Ended September 30,		Nine Months Ended September 30,	
	2026	2025	2026	2025
Net income (loss) allocated to common stockholders	**$ 52,472**	**$ (102,080)**	**$ 266,904**	**$ (99,973)**
Share-based compensation(1)	7,539	29,098	23,502	48,007
Investment (gain) loss(2)	(1,087)	239	1,553	(10,320)
Litigation costs and settlement(3)	251	811	36,036	2,687
Impairment charges(4)	—	1,978	—	2,717
Acquisition-related costs(5)	—	—	—	2,901
Change in fair value of puttable warrants issued with debt(6)	—	255	—	1,172
Change in fair value of puttable common stock(7)	—	338	—	2,229
Loss on sale of intangible asset(8)	—	—	—	2,054
Unrealized (gain) loss on derivative and digital assets(9)	(9,797)	(7,979)	(6,919)	39,039
Gain on sale of business(10)	—	—	(50,570)	—
Provision for notes receivable(11)	6,268	—	6,268	—
One time IPO payments(12)	—	8,048	—	8,048
Warrant modifications(13)	—	1,516	—	1,516
Loss on extinguishment of debt(14)	—	107,656	—	107,656
Total non-GAAP pre-tax adjustments	**3,174**	**141,960**	**9,870**	**207,706**
Income tax (expense) benefit related to items above(15)	(720)	67	675	—
One-off discrete tax adjustments(16):				
Release of valuation allowance as of January 1, 2026	—	—	(109,161)	—
Deferred tax re-measurements	—	—	15,806	—
Other(17)	(4,870)	—	(35,424)	—
Total non-GAAP tax adjustments	**(5,590)**	**67**	**(128,104)**	—
Adjusted earnings	**$ 50,056**	**$ 39,947**	**$ 148,670**	**$ 107,733**

(1) Share-based compensation represents expenses associated with stock options, restricted stock awards, restricted stock units, and warrants that have been granted to employees, directors and service providers.
(2) 2026 represents the unrealized gain or loss on marketable equity securities. Three months ended September 30, 2025 represents an unrealized loss on available for sale marketable equity securities. The nine months ended September 30, 2025 represents an unrealized gain of $8.6 million from the TISE acquisition, and $1.7 million of unrealized gain on available for sale marketable equity securities.
(3) Litigation costs and settlement associated with litigation related to the Nasdaq matter.
(4) Impairment charges related to owned land and building impairments.
(5) Relates to the TISE acquisition.
(6) The change in fair value of warrants issued with debt represents the change in fair value of outstanding puttable warrants issued in connection with the issuance of the 2029 Senior Secured Term Loan. The right to put warrants terminated upon completion of the IPO in August 2025.
(7) The change in fair value of puttable common stock represents the change in fair value of outstanding puttable common stock issued in connection with the Company's ERPs I and II that had an associated put right which required the Company to repurchase a certain percentage of the fair market value of the award upon exercise. The right to put shares terminated upon completion of the IPO in August 2025.

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(8) Represents the realized loss on the second tranche of the 125 million Pyth tokens that were unlocked in the second quarter of 2025 by the Pyth Network and sold by BSX during the second quarter of 2025. (9) Reflects the aggregate unrealized gain or loss resulting from the mark-to-market valuation of digital assets related to unlocked Pyth tokens and derivative assets related to Pyth tokens that remain locked by the Pyth Network as of each balance sheet date. (10) Represents the gain on the sale of MIAXdx in January 2026. (11) Represents provision for certain CAT costs that are no longer expected to be recoverable. (12) One time IPO bonuses paid to certain employees and termination payments to former directors. (13) Represents expense recognized upon the extension of expiration date of certain warrants. (14) Represents write-off of the unamortized debt discount and issuance costs and payment of prepayment premium related to the repayment of the 2029 Senior Secured Term Loan. (15) The income tax effect of the adjustments takes into account the tax treatment and related tax rate(s) that apply to each adjustment in the applicable tax jurisdiction(s). (16) Removes from Adjusted earnings any one-off discrete tax adjustments that are unrelated to our core operating performance. (17) Primarily relates to the removal of the permanent tax benefit for the excess tax deduction on share-based compensation compared to the book expense. Earnings Per Share The following table sets forth the computation of diluted net income (loss) and adjusted diluted earnings per share ($000, except share and per share data): Three Months Ended September 30, 2026 2025 Net income (loss) attributable to MIH ....................................... $ 52,472 $ (102,080) Diluted weighted-average common shares outstanding ....... 110,799,280 70,128,197 Diluted net income (loss) per share .......................................... $ 0.47 $ (1.46) Adjusted earnings ........................................................................ $ 50,056 $ 39,947 Diluted weighted average shares outstanding used for adjusted diluted earnings per share ......................................... 110,799,280 96,100,563 Adjusted diluted earnings per share ......................................... $ 0.45 $ 0.42 13

Key Business Metrics
Three and Nine Months Ended September 30, 2026 and 2025

	Three Months Ended September 30, 2026	Three Months Ended September 30, 2025	Increase/ (Decrease)	Percent Change	Nine Months Ended September 30, 2026	Nine Months Ended September 30, 2025	Increase/ (Decrease)	Percent Change
Options:								
Number of trading days	64	64	—	— %	187	186	1	0.5 %
Total contracts:								
Market contracts – Equity and ETF (in thousands)	4,083,844	3,573,731	510,113	14.3 %	12,029,228	10,042,003	1,987,225	19.8 %
MIH contracts – Equity and ETF (in thousands)	709,660	615,910	93,750	15.2 %	2,053,729	1,674,370	379,359	22.7 %
Average daily volume ("ADV")(defined below)(1)								
Market ADV – Equity and ETF (in thousands)(1)	63,810	55,840	7,970	14.3 %	64,327	53,989	10,338	19.1 %
MIH ADV – Equity and ETF (in thousands)(1)	11,088	9,624	1,464	15.2 %	10,983	9,002	1,981	22.0 %
MIH market share	17.4 %	17.2 %	0.2 pts	1.2 %	17.1 %	16.7 %	0.4 pts	2.4 %
Total Options revenue per contract ("RPC")(2)	$0.098	$0.103	$(0.005)	(4.9)%	$0.110	$0.108	$0.002	1.9 %
U.S. Equities:								
Number of trading days	64	64	—	— %	187	186	1	0.5 %
Total shares:								
Market shares (in millions)	1,084,303	1,125,194	(40,891)	(3.6)%	3,556,467	3,206,789	349,678	10.9 %
MIH shares (in millions)	7,085	12,058	(4,973)	(41.2)%	29,393	34,708	(5,315)	(15.3)%
ADV(1):								
Market ADV (in millions)(1)	16,942	17,581	(639)	(3.6)%	19,019	17,241	1,778	10.3 %
MIH ADV (in millions)(1)	111	188	(77)	(41.0)%	157	187	(30)	(16.0)%
MIH market share	0.7 %	1.1 %	(0.4) pts	(36.4)%	0.8 %	1.1 %	(0.3) pts	(27.3)%
Equities capture (per 100 shares) (defined below)(3)	$0.011	$(0.015)	$0.026	*	$0.004	$(0.016)	$0.020	*
Futures:								
Agricultural:								
Number of trading days	64	64	—	— %	187	187	—	— %
Agricultural products total contracts	731,384	513,406	217,978	42.5 %	2,194,520	2,736,313	(541,793)	(19.8)%
Agricultural products ADV(1)	11,428	8,022	3,406	42.5 %	11,735	14,633	(2,898)	(19.8)%
Agricultural products RPC(2)	$2.323	$2.369	$(0.046)	(1.9)%	$2.198	$2.233	$(0.035)	(1.6)%
Financial:								
Number of trading days from launch(4)	64	na	na	na	94	na	na	na
Financial products total contracts	171,702	na	na	na	410,185	na	na	na
Financial products ADV(4)	2,683	na	na	na	4,364	na	na	na
Financial; products RPC(2)	$(1.428)	na	na	na	$(1.624)	na	na	na
International:								
Total listed securities (period end)	6,092	5,808	284	4.9 %	6,092	5,808	284	4.9 %

* Percentage calculation is not meaningful.

(1) ADV is calculated as total contracts or shares for the period divided by total trading days for the period.
(2) RPC represents transaction and clearing fees less liquidity payments, brokerage, clearing and exchange fees and Section 31 fees (Net Transaction Fees), divided by total contracts traded during the period.
(3) Equities capture per one hundred shares refers to net transaction fees, divided by one-hundredth of total shares.
(4) Financial futures launched on May 17 (trade date May 18). Accordingly, ADV is calculated as total contracts for the period divided by total trading days for the period beginning on May 18.

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